UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
Form 8-K
Current Report
_____________________________

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 13, 2021
Date of Report (Date of earliest event reported)

Truist Financial Corporation
(Exact name of registrant as specified in its charter)
_____________________________

North Carolina	1-10853	56-0939887
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

214 North Tryon Street
Charlotte,	North Carolina	28202
(Address of principal executive offices)		(Zip Code)

(336) 733-2000
(Registrant's telephone number, including area code)
_____________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $5 par value	TFC	New York Stock Exchange
Depositary Shares each representing 1/4,000th interest in a share of Series I Perpetual Preferred Stock	TFC.PI	New York Stock Exchange
5.853% Fixed-to-Floating Rate Normal Preferred Purchase Securities each representing 1/100th interest in a share of Series J Perpetual Preferred Stock	TFC.PJ	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock	TFC.PO	New York Stock Exchange
Depositary Shares each representing 1/1,000th interest in a share of Series R Non-Cumulative Perpetual Preferred Stock	TFC.PR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 17, 2021, Truist Financial Corporation (“Truist”) issued a news release announcing various organizational and personnel changes to its Executive Leadership team.

Among other changes, Truist announced that Kelly S. King, Chairman and Chief Executive Officer, will transition to the role of Executive Chairman of the Board of Directors of Truist, a position he will occupy through March 12, 2022. William H. Rogers, Jr., 63, President and Chief Operating Officer, will assume the role of Chief Executive Officer. These changes, which will be effective on September 12, 2021, were planned and previously disclosed as part of the consummation of the merger between BB&T Corporation and SunTrust Banks, Inc. on December 6, 2019 pursuant to which Truist was formed.

Since December 2019, Mr. Rogers has served as President and Chief Operating Officer of Truist. From January 2012 to December 2019, Mr. Rogers served as Chairman and Chief Executive Officer of Truist’s predecessor, SunTrust Banks, Inc., after being appointed as President and Chief Executive Officer in June 2011. In connection with Mr. Rogers’ appointment as Chief Executive Officer, Mr. Rogers’ base salary will be increased to $1,200,000 per year, his target annual cash incentive compensation opportunity under Truist’s Annual Incentive Performance award program will be increased to 300% of base salary, and his target long-term incentive compensation opportunity (including performance share units, cash long-term incentive plan awards and restricted stock units) will be increased to 785% of base salary.

In addition, on August 16, 2021, Christopher L. Henson, Senior Executive Vice President and Head of Banking and Insurance, announced that he will retire from his position at Truist. His retirement will be effective as of September 30, 2021. In connection with his retirement, Mr. Henson will be entitled to receive the severance benefits pursuant to a “Good Reason Termination” as set forth in his Amended and Restated Employment Agreement, effective as of November 13, 2008, and the First Amendment thereto, dated as of May 28, 2019, both of which have been filed as exhibits to Truist’s Annual Report on Form 10-K for the year ending December 31, 2020.

ITEM 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 13, 2021, the Board of Directors of Truist approved and adopted, effective as of such date, amendments to Truist’s Amended and Restated Bylaws (as so amended, the “Bylaws”). Specifically, Article V, Section 1 of the Bylaws has been amended to provide for the officer title of Vice Chair and to stipulate that a person may be elected as a Vice Chair without being a member of the Board of Directors. Article III, Section 9 of the Bylaws has been amended to remove the provisions allowing the Board to elect one or more of its members as Vice Chairmen of the Board. In addition, a clarifying change has been made to Article V, Section 2 of the Bylaws to recognize that certain officers may be appointed by the Chief Executive Officer or other officers designated by the Chief Executive Officer as provided in Article V, Section 1 of the Bylaws.

The foregoing summary is qualified in its entirety by reference to the Bylaws, a copy of which is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

ITEM 7.01    Regulation FD Disclosure

A copy of the news release issued by Truist announcing the organizational and personnel changes described in Item 5.02 above, dated August 17, 2021, is furnished as Exhibit 99.1. The news release at Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

ITEM 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of Truist Financial Corporation.
99.1	News release dated August 17, 2021.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRUIST FINANCIAL CORPORATION
(Registrant)

By:	/s/ Cynthia B. Powell
Cynthia B. Powell
Executive Vice President and Corporate Controller
(Principal Accounting Officer)

Date: August 17, 2021